UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2025

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41895	98-0357690
(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive Suite 400 Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

(713) 766-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On August 13, 2025, the Compensation Committee of the Board of Directors approved the Company’s entry into amended and restated employment agreements with each of Ed Kovalik (Chief Executive Officer), Gary C. Hanna (President), and Gregory S. Patton (Executive Vice President and Chief Financial Officer), each of which became effective as of August 13, 2025.

Edward Kovalik Second Amended and Restated Employment Agreement (“Kovalik Employment Agreement”)

The Kovalik Employment Agreement (a) increases Mr. Kovalik’s annual base salary to $750,000 (from $550,000), retroactive to January 1, 2025, and (b) reduces his target annual incentive bonus opportunity to 125% of annual base salary (from 250%), effective as of January 1, 2025. These changes are intended to more closely align Mr. Kovalik’s target annual cash compensation with competitive market practices, based on guidance and data provided by the Compensation Committee’s independent compensation consultant, Zayla (a Gallagher company) (the “Compensation Consultant”). The Kovalik Employment Agreement also eliminates certain outdated or obsoleted provisions from his prior employment agreement. The foregoing summary is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Gary C. Hanna Second Amended and Restated Employment Agreement (“Hanna Employment Agreement”)

The Hanna Employment Agreement (a) increases Mr. Hanna’s annual base salary to $675,000 (from $550,000), retroactive to January 1, 2025, and (b) reduces his target annual incentive bonus opportunity to 125% of annual base salary (from 250%), effective as of January 1, 2025. These modifications are intended to more closely align Mr. Hanna’s target annual cash compensation with the competitive market, as advised by the Compensation Consultant. The Hanna Employment Agreement also removes certain outdated or obsoleted provisions from his prior employment agreement. The foregoing summary is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Gregory S. Patton Amended and Restated Employment Agreement (“Patton Employment Agreement”)

The Patton Employment Agreement (a) increases Mr. Patton’s annual base salary to $550,000, retroactive to January 1, 2025, and (b) provides severance benefits equal to three (3.0) times the sum of his annual base salary and target annual bonus opportunity in the year of termination, if his employment is terminated without “cause” or if he resigns for “good reason,” in either case occurring on or within twelve (12) months following a “change of control” (as such terms are defined in the agreement). These revisions are intended to align Mr. Patton’s compensation with prevailing market practices. The foregoing summary is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Kovalik Employment Agreement

10.2	Second Amended and Restated Hanna Employment Agreement

10.3	Amended and Restated Patton Employment Agreement

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2025	Prairie Operating Co.

	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel
and Corporate Secretary